                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 23, 1998
                                                         ---------------


                               W. R. GRACE & CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                   1-13953                  65-0773649
     ---------------           ----------------            -------------
     (State or other           (Commission File            (IRS Employer
     jurisdiction of                Number)              Identification No.)
      incorporation)



             1750 Clint Moore Road, Boca Raton, Florida 33487-2707
             -----------------------------------------------------
              (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 561/362-2000
                                                           --------------

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Item 5.           Other Events.


                  On July 23, 1998, W. R. Grace & Co. ("Company") announced its consolidated results of operations for the quarter ended June 30, 1998. The Company's July 23, 1998 press release and accompanying financial and statistical data are filed as an exhibit hereto and are incorporated by reference herein.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.


                  The Company's July 23, 1998 press release and accompanying financial and statistical data are filed as an exhibit hereto.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                             W. R. GRACE & CO.
                                    ----------------------------------
                                               (Registrant)



                                    By         /s/Kathleen A. Browne
                                        ------------------------------
                                                  Kathleen A. Browne
                                         Vice President and Controller

Dated: July 28, 1998

                               W. R. GRACE & CO.

                           Current Report on Form 8-K


                                 Exhibit Index


Exhibit No.        Description
-----------        -----------

99.1 Press Release dated July 23, 1998 and accompanying financial and statistical data

                            [GRACE NEWS LETTERHEAD]


                      GRACE REPORTS 27% INCREASE IN INCOME

          FROM CONTINUING OPERATIONS BEFORE PRIOR YEAR SPECIAL ITEMS;

           DILUTED EPS FROM CONTINUING OPERATIONS UP 18% VERSUS 1997

         BOCA RATON, Florida, July 23, 1998 -- W. R. Grace & Co. (NYSE: GRA) reported 1998 second quarter income from continuing operations of $25.5 million, up 27% versus the 1997 second quarter before special items reported in the year-ago period. Earnings per share (EPS) were $.32 on a diluted basis, up 18% versus $.27 per share before special items in the prior-year quarter.

         Sales from Grace Davison, Grace Construction Products and Darex Container Products were $370 million, essentially even with the year-ago quarter. Excluding the foreign currency translation effect of the stronger U.S. dollar, sales for these businesses increased nearly 4%. Sales in North and Latin America of $223 million were 5% above the prior year. Sales in Europe totaled $100 million, down 6% from the prior year (down 2% excluding currency translation). Sales in Asia Pacific were $47 million, down 11%, but up 7% excluding currency translation.

         Operating income from these businesses was $55 million, up 8% from the 1997 second quarter. Consolidated earnings before interest and income taxes
(EBIT) were $45 million, up 33% from 1997, excluding the operating income generated by the Specialty Polymers business which was divested in May 1997. Grace's consolidated EBIT margin (EBIT expressed as a percentage of sales) of


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12.2% was 3.1 percentage points higher than the year-ago quarter (also excluding Specialty Polymers).

         "Overall, we are very pleased with the strength of Grace's second quarter earnings," said Grace Chairman, President and Chief Executive Officer Albert J. Costello. "Grace Davison's global catalyst businesses and Grace Construction Products' North American operations in particular generated strong growth during the quarter. We improved operating margins in both Grace Davison and Grace Construction Products despite challenging international environments that put pressure on sales for the quarter. And, we continued to aggressively reduce corporate overhead, which contributed to the improved overall EBIT margin."

         On a year-to-date basis, Grace reported net sales of $711 million, down 1% versus 1997 excluding Specialty Polymers, but up 4% before the effects of currency translation. Consolidated EBIT was $70 million, up 39% excluding Specialty Polymers; EBIT margin was 9.9%, up 2.8 percentage points versus the year-ago period. Earnings and diluted EPS from continuing operations prior to special items were $37.3 million and $.46, up 20% and 13%, respectively, versus the first six months of 1997.

         "The overall trends we saw in the second quarter give us good momentum to achieve 1998 and 1999 earnings objectives," said Costello.

         Following are highlights of Grace's business unit performance:

GRACE DAVISON

         Grace Davison, a leading global supplier of catalysts and silica products, reported second quarter sales of $180 million, up 3% above the prior year's quarter, but up 7% before currency translation. Operating income of $28.3 million was up 7% compared to the year-ago quarter. Grace Davison's operating margin of 15.7% was 0.6 percentage points above the 1997 quarter. On a year-to-date basis, sales were $356 million, up 2% from 1997 (7% before currency translation), and operating income was $52.7 million, up 9%.

         Grace Davison's quarterly results reflected continued strengthening in fluid cracking catalyst (FCC) and additives sales, which were up 9% versus the


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


1997 second quarter (12% before currency translation), generated by higher volumes in all regions due to high refinery utilization rates and strong worldwide catalyst additive sales. FCC catalyst volumes were up 11% over the 1997 quarter. Sales of silicas and adsorbents were down 8% (down 3% before currency translation) over the 1997 second quarter caused primarily by competitive market conditions in the global insulated glass sieves business and weak dentifrice and molecular sieves sales in North and Latin America. Polyolefin catalyst sales were up 10% (18% before currency translation) versus the second quarter of 1997 due to continued strength of the global plastics industry. Hydroprocessing catalyst sales were up 23%, as Grace Davison's new facility in Louisiana came onstream in the quarter.

         Said Costello, "We are encouraged by the continued volume recovery and stabilizing price environment in the FCC business and the outstanding performance of our polyolefin catalyst business. While sales of silicas and adsorbents were off in the quarter, we are optimistic about the second half of the year. In addition, we continue to reap the benefits of Grace Davison's ongoing cost management efforts."

GRACE CONSTRUCTION PRODUCTS

         Grace Construction Products, a leading global supplier of specialty construction chemicals and building materials, reported sales for the quarter of $128 million, essentially even with the 1997 quarter. Before currency translation, sales were 3% above the year-ago quarter. Operating income of $19.0 million was up 16% versus a strong 1997 second quarter, resulting in an operating margin of 14.9%, a 2.1 percentage point improvement versus the 1997 quarter.

         Sales in North America were $88 million, up 6% over the 1997 quarter, driven by a continued healthy construction environment and penetration of new and value-added products. The quarter's sales in Europe of $22 million were flat versus 1997, but up 1% before currency translation. Sales in Asia Pacific were down 26% (down 11% before currency) to $16 million for the quarter, reflecting a

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




slowdown in construction activity in the region and the effect of substantially weaker currencies there.

         Year-to-date, Grace Construction Products sales totaled $231 million, flat compared to 1997, but up 4% before currency translation. Operating income was $23.8 million year-to-date (10.3% of sales), up 11% versus 1997.

         "Conditions in Asia Pacific are impacting Grace Construction Products sales growth this year, but we are continuing to drive growth in sales and profits elsewhere, particularly in North America. We are pleased by the substantial improvement in operating income," remarked Costello.

DAREX CONTAINER PRODUCTS

         Darex Container Products, a leading global producer of container sealants and closure systems, reported sales of $62 million in the quarter, 9% lower than the 1997 quarter (3% lower before the effect of currency translation). Operating income of $7.6 million, which included a one-time $1.5 million gain from the divestment of a small can forming lubricant business, was 6% lower than that of the second quarter of 1997.

         Darex results were adversely affected by a number of market demand factors, including the economic crisis in Asia Pacific and economic conditions in certain parts of Latin America. Sales in Asia Pacific were down 13% to $13 million, but up 5% before currency translation. Sales in Latin America of $11 million were down 9% (down 2% before currency translation). North American sales were off 2% to $16 million and European sales were down 12% (8% before currency translation) to $22 million.

         "The Darex management team continues to work aggressively to take costs out of the business in the face of a very tough sales environment. We are also emphasizing the commercialization of our new oxygen-scavenging products to help restore growth to the top line," said Costello.


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


OTHER HIGHLIGHTS

         As previously announced, on April 2 Grace entered into a definitive agreement to acquire the Crosfield catalysts and silicas business of Imperial Chemical Industries PLC for $455 million. Completion of the transaction is expected to occur during the third quarter of 1998.

         Grace also reported that new asbestos personal injury claims for the 12 months ended June 30, 1998 were down 31% from the previous 12- month period. Additionally, two property damage cases were disposed of during the quarter, reducing the total number of outstanding cases to 16 as of June 30, 1998. Since the end of the quarter, one new asbestos property damage claim has been filed against Grace.

         Grace is a leading global supplier of catalysts and silica products, specialty construction chemicals and building materials, and container sealants and closure systems.

         For more information, visit Grace's Web site at www.grace.com.







         This announcement contains "forward-looking" information. Future results may differ from those discussed in this announcement. Information concerning some of the factors that could cause such differences can be found under the heading "Projections and Other Forward-Looking Information" in Grace's Annual Report on Form 10-K for 1997.


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                               W. R. GRACE & CO.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                           FOR QUARTER ENDED JUNE 30
                         ($ MILLIONS EXCEPT PER SHARE)




                                                        SECOND QUARTER               YEAR-TO-DATE
                                                  --------------------------   -------------------------
                                                      1998        1997 (a)         1998        1997 (a)
                                                  -----------   ------------   -----------   -----------
Sales                                              $ 369.9       $  378.6       $ 710.7       $  740.4
Other income                                          13.4           25.9          21.2           31.7
                                                   -------       --------       -------       --------
 Total                                             $ 383.3       $  404.5       $ 731.9       $  772.1
                                                   -------       --------       -------       --------
Cost of goods sold and operating expenses          $ 224.2       $  235.2       $ 433.8       $  458.2
Selling, general and administrative expenses          78.7           98.3         159.3          184.9
Depreciation and amortization                         23.6           23.5          45.4           47.0
Interest expenses and related financing costs          4.4            4.4          11.2           10.8
Research and development expenses                     10.6           11.0          21.0           21.6
Provision for restructuring                             --            4.0            --            4.0
Gain on sale of Specialty Polymers                      --         (103.1)           --         (103.1)
                                                   --------      ---------      --------      ---------
 Total                                             $ 341.5       $  273.3       $ 670.7       $  623.4

Income before income taxes                         $  41.8       $  131.2       $  61.2       $  148.7
Provision for income taxes                            16.3           50.6          23.9           57.0
                                                   --------      ---------      --------      ---------
Income from continuing operations                  $  25.5       $   80.6       $  37.3       $   91.7
Income/(loss) from discontinued operations              --           36.8        (  2.6)          72.1
Extraordinary item - loss from extinguishment
 of debt, net of tax                                    --             --        ( 35.2)            --
                                                   --------      ---------      --------      ---------
 Net income/(loss)                                 $  25.5       $  117.4       $   (0.5)     $  163.8
                                                   ========      =========      ========      =========
Basic Earnings Per Share
 Continuing operations                             $   0.34      $    1.11      $   0.50      $    1.24
 Net income/(loss)                                 $   0.34      $    1.61     $   (0.01)     $    2.21
Basic average number of shares (millions)              75.7           72.8          75.4           74.0

Diluted Earnings Per Share
 Continuing operations                             $   0.32      $    1.08     $    0.46      $    1.20
 Net income/(loss)                                 $   0.32      $    1.57     $   (0.01)     $    2.15
Diluted average number of shares (millions)            80.5           74.8          81.1           76.3

(a) Certain amounts have been reclassified to conform to the 1998 presentation.



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

                               W. R. GRACE & CO.
                               OPERATING RESULTS
                             QUARTER ENDED JUNE 30
                         ($ MILLIONS EXCEPT PER SHARE)




                                                                                    PERCENT
                                                         1998        1997 (a)        CHANGE
                                                     -----------   -----------   -------------
Sales:
 Grace Davison                                        $  180.2      $  175.5            2.7%
 Grace Construction Products                             127.7         127.8           (0.1)
 Darex Container Products                                 62.0          68.5           (9.3)
                                                      --------      --------         ------
  Sales before divested business                      $  369.9      $  371.8           (0.5)
 Specialty Polymers                                         --           6.8         (100.0)
                                                      --------      --------
  Total sales                                         $  369.9      $  378.6           (2.3)
Operating income:
 Grace Davison                                        $   28.3      $   26.4            7.0
 Grace Construction Products                              19.0          16.4           16.1
 Darex Container Products                                  7.6           8.1           (6.0)
 Other                                                     0.5           4.1          (88.2)
                                                      --------      --------
  Operating income before divested business           $   55.4      $   55.0            0.8

 Specialty Polymers                                         --           1.2         (100.0)
                                                      --------      --------
  Total operating income                              $   55.4      $   56.2           (1.4)
Other expenses / (income):
 Interest/financing                                   $    4.4      $    4.4           (0.6)
 Interest income                                          (1.2)       (  1.3)         (13.4)
 Corporate                                                10.8          21.9          (50.9)
 Other                                                    (0.4)       (  0.9)         (57.2)
 Provision for restructuring                                --           4.0         (100.0)
 Gain on sale of Specialty Polymers                         --        (103.1)        (100.0)
                                                      --------      --------
  Total other expenses, net                               13.6        ( 75.0)        (118.2)

Pretax income before discontinued operations          $   41.8      $  131.2          (68.1)

Provision for income taxes                                16.3          50.6          (67.8)
                                                      --------      --------

Income from continuing operations                     $   25.5      $   80.6          (68.4)

Income from discontinued operations (net of tax)            --          36.8         (100.0)
                                                      --------      --------
Net income                                            $   25.5      $  117.4          (78.3)%
                                                      ========      ========

(a) Certain amounts have been reclassified to conform to the 1998 presentation.



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

                               W. R. GRACE & CO.
                               OPERATING RESULTS
                            SIX MONTHS ENDED JUNE 30
                         ($ MILLIONS EXCEPT PER SHARE)




                                                                                        PERCENT
                                                             1998        1997(a)         CHANGE
                                                         -----------   -----------   -------------
Sales:
 Grace Davison                                             $ 356.4      $  350.1            1.8%
 Grace Construction Products                                 231.0         230.8            0.1
 Darex Container Products                                    123.3         134.6           (8.3)
                                                           -------      --------
   Sales before divested business                          $ 710.7      $  715.5           (0.7)
 Specialty Polymers                                             --          24.9         (100.0)
                                                           -------      --------
   Total sales                                             $ 710.7      $  740.4           (4.0)
Operating income:
 Grace Davison                                             $  52.7      $   48.3            8.9
 Grace Construction Products                                  23.8          21.5           10.6
 Darex Container Products                                     14.3          14.7           (2.4)
 Other                                                        (0.5)          4.3         (112.6)
                                                           -------      --------
   Operating income before divested business               $  90.3      $   88.8            1.6
 Specialty Polymers                                             --           3.8         (100.0)
                                                           -------      --------
   Total operating income                                  $  90.3      $   92.6           (2.6)
Other expenses/(income):
 Interest/financing                                        $  11.2      $   10.8            3.8
 Interest income                                              (2.3)         (6.0)         (61.9)
 Corporate                                                    20.8          37.7          (44.8)
 Other                                                        (0.6)          0.5         (204.3)
 Provision for restructuring                                    --           4.0         (100.0)
 Gain on sale of Specialty Polymers                             --        (103.1)        (100.0)
                                                           -------      --------
   Total other expenses/(income), net                         29.1         (56.1)        (151.9)
Pretax income before discontinued operations and
 extraordinary items                                       $  61.2      $  148.7          (58.9)
Provision for income taxes                                    23.9          57.0          (58.1)
                                                           -------      --------
Income from continuing operations                          $  37.3      $   91.7          (59.3)
(Loss)/income from discontinued operations (net of
 tax)                                                         (2.6)         72.1         (103.7)
Loss from early debt retirement (net of tax)                 (35.2)           --          ND
                                                           -------      --------
Net (loss)/income                                         $   (0.5)     $  163.8         (100.3)%
                                                          ========      ========

----------
(a) Certain amounts have been reclassified to conform to the 1998 presentation.




                                     (more)

                               W. R. GRACE & CO.
                             GEOGRAPHIC SALES DATA
                             (DOLLARS IN MILLIONS)


Quarter Ended June 30




                                                       SALES
                          ---------------------------------------------------------------
                                        1997 INCL.        SPECIALTY        1997 EXCL.
                           1998     DIVESTED BUSINESS      POLYMERS     DIVESTED BUSINESS
                          ------   -------------------   -----------   ------------------
North America              $207            $199              $ 3              $196
Europe                      100             109                2               107
Latin America                16              15               --                15
Asia Pacific                 47              55                2                53
                           ----            ----              ---              ----
 Total                     $370            $378              $ 7              $371
                           ====            ====              ===              ====

Six Months Ended June 30




                                        1997 INCL.        SPECIALTY        1997 EXCL.
                           1998     DIVESTED BUSINESS      POLYMERS     DIVESTED BUSINESS
                          ------   -------------------   -----------   ------------------
North America              $392            $382              $12              $370
Europe                      193             215                6               209
Latin America                31              33               --                33
Asia Pacific                 95             110                7               103
                           ----            ----              ---              ----
 Total                     $711            $740              $25              $715
                           ====            ====              ===              ====

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